SUB-ITEM 77Q1(a)(1)
                              MFS SERIES TRUST II

An Amendment dated April 18, 2002 to the Trust's Amended and Restated Declaration of Trust dated January 1, 2002, to establish class 529A, class 529B, and class 529C shares for MFS Emerging Growth Fund was contained in MFS Series Trust II (File Nos. 33-7637 and 811-4775) Post-Effective Amendment No. 32 filed with the Securities and Exchange Commission via EDGAR on July 30, 2002. Such document is incorporated herein by reference